THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933 OR UNDER THE SECURITIES
                     LAW OF ANY STATE AND MAY NOT BE SOLD OR
                  TRANSFERRED UNLESS REGISTERED UNDER THAT ACT
                    AND ANY APPLICABLE STATE SECURITIES LAWS
                 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                            CHEUNG LABORATORIES, INC.
                       8% SENIOR SECURED CONVERTIBLE NOTE

                                                             Baltimore, Maryland
                                                                  July ___, 1996
         FOR VALUE RECEIVED, CHEUNG LABORATORIES, INC., a Maryland corporation (the "Corporation") promises to pay to __________________, or registered assigns, (the "Holder") the principal amount of ________________________ Dollars ($________) (the "Principal Amount") on or before December 31, 1997, with accrued interest as provided below, all subject to the following terms and conditions.

         Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Amount shall accrue at the rate of 8% per annum from the date hereof.

         All payments of principal of and interest on this 8% Senior Secured Convertible Note (the "Note") are secured pursuant to a Loan Agreement, and a Pledge Agreement, both dated July 1, 1996 which apply to this series of bridge financing notes (the "Notes"), and shall be made in currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Should an Event of Default occur under the Loan Agreement, this Note shall be accelerated and be immediately due and payable

         This Note and the Notes shall be senior indebtedness of CLI and have a priority over payment of any other indebtedness of CLI, such other indebtedness of CLI to be repaid only after the full repayment of the Principal Amount, and accrued interest, due hereunder and under the other Notes. This Note shall mature and the entire Principal Amount thereof and all accrued interest thereon shall become due and payable on December 31, 1997; provided that, at the option of the Holder this Note may be paid by the Holder electing:

         A. To be repaid from the proceeds of a private offering by the Corporation, or a series of private offerings, which aggregate $8,000,000.00
(U.S.) or more prior to December 31, 1997, and involve the sale of the Corporation's common stock, preferred stock, long-term debt, convertible debt (other than this Note), or other similar security or financial instrument (the "Private Offering"); or


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






         B. On the date of maturity to convert the Principal Amount and any unpaid accrued interest into common stock of the Corporation. If the Holder shall elect to so convert the Note, the number of shares of common stock to be received by the Holder shall be the greater of:

                  (i) the number of shares determined by pricing the common stock of the Corporation at $.41 per share (representing the closing price of the common stock of the Corporation as quoted on NASDAQ (Bulletin Board) on May 31, 1996); or

                  (ii) the lowest price per share in the Corporation's Private Offering on the same terms as other participants in such Private Offering (on a common stock equivalency basis if the Private Offering is other than common stock).

         If any payment of interest is not made on the date when due for any reason, or the Principal Amount shall not be paid when payable, whether at maturity or by acceleration or otherwise, interest shall accrue on any amount overdue more than 30 days at a rate equal to 18% per annum (computed based on a 360-day year applied to twelve 30-day months) until such overdue amount is paid in full.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Maryland.

         IN WITNESS WHEREOF, Cheung Laboratories, Inc. has executed this Note under seal as of the date and year first above written.

                                          CHEUNG LABORATORIES, INC.


                                    By:   ___________________________
                                          Dr. Augustine Y. Cheung, President
[CORPORATE SEAL]

Attest

_____________________________
Secretary:
c:\wpwin\bridgcli\convnot.8%


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